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               CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING



In connection with the registration and offering of certain common stock of First Interstate BancSystem of Montana, Inc., the undersigned, acting as an independent financial analyst to First Interstate BancSystem of Montana, Inc., hereby consents to the reference of our firm under the heading "Experts" in the Prospectus and to the inclusion of our appraisal of the common stock as an exhibit to the Registration Statement - Prospectus.

                                   April 23, 1997

                                   ALEX SHESHUNOFF & CO.
                                    INVESTMENT BANKING
                                   AUSTIN, TEXAS

                                   By: /s/ Gerard Feil
                                      ------------------------------
                                   Gerard Feil